EXHIBIT 99.1
Earnings News
Investor Relations Department Phone: 1-646-290-6400 TTC Group

FOR IMMEDIATE RELEASE

AROTECH CORPORATION REPORTS RESULTS
FOR THE FIRST QUARTER, 2011
__________

Company also issues guidance on 2011 and 2012; backlog now stands at a record $106.5 million

Ann Arbor, Michigan, May 16, 2011 – Arotech Corporation (NasdaqGM: ARTX), a provider of quality defense and security products for the military, law enforcement and security markets, today reported results for the quarter ended March 31, 2011.

First Quarter Results

Revenues for the first quarter of 2011 were $13.3 million, compared to $21.2 million for the corresponding period in 2010, a decrease of 37%.

Gross profit for the first quarter of 2011 was $2.8 million, or 21% of revenues, compared to $5.8 million, or 28% of revenues, for the corresponding period in 2010.

The Company reported an operating loss for the first quarter of 2011 of $(2.6) million, compared to an operating profit of $473,000 for the corresponding period in 2010.

The Company’s basic net loss for the first quarter of 2011 was $(2.6) million, or $(0.19) per share, compared to a net profit of $92,000, or $0.01 per share, for the corresponding period in 2010.

“As we noted in our recent press release regarding our $63.4 million contract award for the design, development, production, and delivery of 28 VCTS simulators, our revenues slipped this quarter primarily due to delays in shipments of orders in our Armor Division to the Israeli Army,” noted Arotech’s Chairman and CEO Robert S. Ehrlich. However, since these armor orders are anticipated to be shipped later this year, we continue to expect our full year’s revenues to be similar to or better than those of 2010,” continued Ehrlich. “The VCTS win is an enormous vote of confidence in our Simulation Division, and will undoubtedly have a significant impact on our future results. While we have not had sufficient time to thoroughly and completely analyze the implications of this new order, we do feel it appropriate at this time to issue some preliminary guidance with respect to our 2011 and 2012 results, and we are doing so in this press release,” concluded Ehrlich.

Backlog

Backlog of orders (not including the VCTS order) totaled approximately $43.1 million as of March 31, 2011, as compared to $42.5 million at March 31, 2010. As of the date of this release, backlog stood at $106.5 million.

Cash Position at Quarter End

As of March 31, 2011, the Company had $2.3 million in cash and $2.3 million in restricted cash, and $391,000 in available for sale securities as compared to December 31, 2010, when the Company had $6.3 million in cash and $1.8 million in restricted cash, and $399,000 in available for sale securities.

The Company had $1.9 million in short-term bank debt and $2.0 million in long-term debt outstanding at the end of the first quarter 2011 compared to $2.5 million in bank debt and $2.4 million in long-term debt outstanding at the end of 2010. The Company also had $6.6 million available in unused bank lines of credit at the Company’s primary bank in the U.S. at quarter end.

The Company had trade receivables of $8.5 million as of March 31, 2011, compared to $13.8 million as of December 31, 2010. The Company had a current ratio (current assets/current liabilities) of 1.75 as of March 31, 2011 and 1.74 as of December 31, 2010.

Guidance

For the full year 2011, Arotech anticipates that revenues could range from $79 million to $82 million, with EBITDA reaching or exceeding last year’s $2.9 million, excluding certain development costs in Arotech’s Battery and Simulation Divisions, which Arotech believes will begin to pay off in 2012 and beyond.

For 2012, Arotech anticipates that revenues could increase significantly and could range from $85 million to $95 million, with a significant increase in EBITDA, which could range from $3.75 million to $5.0 million, including the possibility of reaching GAAP profitability.

Conference Call

The Company will host a conference call tomorrow, Tuesday, May 17, 2011 at 9:00 am EDT. Those wishing to access the conference call should dial 1-877-407-8033 (U.S.) or 1-201-689-8033 (international) a few minutes before the 9:00 a.m. EDT start time. A replay of the conference call will be available starting Tuesday, May 17, 2011 at 11:30 am EDT until Wednesday, May 25, 2011 at 11:59 p.m. The replay telephone number is 1-877-660-6853 (U.S) and 1-201-612-7415 (international). The ID pass code for both the call and the replay is 372656 and the account number is 286.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers, lightweight armoring and advanced zinc-air and lithium batteries and chargers. Arotech operates through three major business divisions: Training and Simulation, Armor, and Battery and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan and research, development and production subsidiaries in Alabama, Michigan and Israel.

CONTACT:

Victor Allgeier, TTC Group, (646) 290-6400, vic@ttcominc.com

Except for the historical information herein, the matters discussed in this news release, including the earnings guidance for 2011, include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s websites above does not constitute incorporation of any of the information thereon into this press release.

TABLES TO FOLLOW

AROTECH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended March 31,
	2011	2010
Revenues	$13,302,641	$21,150,394

Cost of revenues, exclusive of amortization of intangibles	10,524,569	15,326,651
Research and development expenses	550,440	814,481
Selling and marketing expenses	1,372,798	1,160,659
General and administrative expenses	2,990,240	2,953,597
Amortization of intangible assets and capitalized software	479,644	421,648
Total operating costs and expenses	15,917,691	20,677,036

Operating profit (loss)	(2,615,050)	473,358

Other income (expense)	(19,740)	23,460
Financial income (expenses), net	132,269	(143,250)
Total other income (expenses)	112,529	(119,790)
Income (loss) before income tax expenses	(2,502,521)	353,568

Income tax expenses	(140,624)	(262,020)
Net profit (loss)	$(2,643,145)	$91,548

Basic net profit (loss) per share	$(0.19)	$0.01
Diluted net profit (loss) per share	$(0.18)	$0.01
Weighted average number of shares used in computing basic net profit (loss) per share	13,689,149	13,487,673
Weighted average number of shares used in computing diluted net profit (loss) per share	14,844,124	14,090,413

Reconciliation of Non-GAAP Financial Measure

To supplement Arotech’s consolidated financial statements presented in accordance with U.S. GAAP, Arotech uses a non-GAAP measure, Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance and its progress towards GAAP profitability. Reconciliation of EBITDA to the nearest GAAP measure follows:

	Three months ended March 31,
	2011	2010
Net loss (GAAP measure)	$(2,643,145)	$91,548
Add back:
Financial (income) expense – including interest	(132,269)	143,250
Income tax expenses	140,624	262,020
Depreciation and amortization expense	782,472	736,307
Other non-cash expenses*	61,397	105,267
Total adjusted EBITDA	$(1,790,921)	$1,338,392

*      Includes stock compensation expense, adjustments to allowances and other non-cash expenses.